HEAD OFFICE:
A-6, Maharani Bagh
New Delhi- 110065
Ph.: 011-41626471, 41626470
Fax: 011-41328425
E-mail: info@bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Globaltek Ventures Inc.'s statements included in Items 4.01 and 4.02 of its Form 8-K, which we understand will be filed on October 14, 2026. We agree with such statements concerning our Firm. We have no basis to agree or disagree with any other statements contained therein.

Bansal & Co LLP

For Bansal & Co LLP

Chartered Accountants

Place: New Delhi

Date: October 14, 2026